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
                                                                 Exhibit 11
                             NORDSON CORPORATION
                      CALCULATION OF EARNINGS PER SHARE
       (Dollars and shares in thousands except for per share amounts)

                   Thirteen Weeks Ended         Twenty-Six Weeks Ended
             April 28, 1996  April 30, 1995  April 28, 1996  April 30, 1995
             -------------- --------------   --------------  --------------
PRIMARY:
Weighted average number
  of common shares
  outstanding during
  the period         17,920         18,277          17,944         18,335

Effect of Company
  stock plans based on
  the treasury stock
  method                351            377             354            385
                    -------        -------         -------        -------
Total weighted average
  common shares and
  common share
  equivalents        18,271         18,654          18,298         18,720
                    =======        =======         =======        =======
Net income          $13,721        $12,693         $23,010        $21,634
                    =======        =======         =======        =======
Earnings per share  $   .75        $   .68         $  1.26        $  1.16
                    =======        =======         =======        =======

FULLY DILUTED:
Weighted average number
  of common shares
  outstanding during
  the period         17,920         18,277          17,944         18,335

Effect of Company
  stock plans based on
  the treasury stock
  method                399            377             378            385
                    -------        -------         -------        -------
Total weighted average
  common shares and
  common share
  equivalents        18,319         18,654          18,322         18,720
                    =======        =======         =======        =======
Net income          $13,721        $12,693         $23,010        $21,634
                    =======        =======         =======        =======
Earnings per share  $   .75        $   .68         $  1.26        $  1.16
                    =======        =======         =======        =======

                                    13
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